EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                          MARCH 12, 2013

TANDY LEATHER FACTORY REPORTS 55 CENTS EPS FOR 2012, UP 17% OVER 2011
PROVIDES SALES AND EARNINGS GUIDANCE FOR 2013

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the fourth quarter and year ended December 31, 2012.  A conference call will be conducted by senior management at 2:00 p.m. Eastern Time today.  Dial-in details have been provided previously.

Consolidated net income for the quarter was $2.2 million compared to consolidated net income of $1.7 million for the fourth quarter of 2011.  Fully diluted earnings per share for the quarter were $0.22, compared to $0.17 for the same quarter of the previous year.  Total sales for the quarter ended December 31, 2012 increased 9% to $20.6 million from $18.9 million for the fourth quarter of 2011.  Consolidated sales for the year ended December 31, 2012 were $72.7 million, up 10% from 2011 sales of $66.1 million.  Consolidated net income for 2012 was $5.6 million or $0.55 per fully-diluted share versus $4.7 million or $0.47 per fully-diluted share for 2011.

Sales in the Retail Leathercraft division for the fourth quarter of 2012 increased $1.4 million over the previous year's fourth quarter, representing a 13% improvement.  Same stores sales increased 12% over the fourth quarter of 2011.  Seventy-eight Tandy Leather retail stores comprised Retail Leathercraft’s operations on December 31, 2012, compared to seventy-seven retail stores a year earlier.  For the year, Retail Leathercraft’s sales increased $5.2 million, or 14%, over 2011. Same store sales for the year increased 13% compared to 2011.

Fourth quarter sales for the Wholesale Leathercraft division decreased $27,000 over the same quarter of 2011, a 1/2% decline.  Same store sales increased 8% while national account sales were down 71% for the quarter.  Twenty-nine Leather Factory wholesale stores comprised Wholesale Leathercraft’s operations on December 31, 2012, the same as that as of December 31, 2011.  For the year, Wholesale Leathercraft’s sales were up $309,000, or 1%.  2012 same store sales increased 7% while sales to national accounts were down 44%.  National Account sales represented 6% of the division’s sales in 2012, and only 2% of total company sales.

International Leathercraft’s fourth quarter sales increased $346,000 over the same quarter of 2011, a 58% improvement.  Same store sales increased 38% while the new store in Spain which opened in January 2012, added fourth quarter sales of $118,000.  Three stores comprised International Leathercraft’s operations on December 31, 2012, compared to two stores a year earlier.  For the year, International Leathercraft’s sales increased 53% to $3.2 million from $2.1 million in 2011.  2012 same store sales, representing one store, increased 3% compared to 2011, while the two new stores added 2012 sales of $1.2 million.

Consolidated gross profit margin for the fourth quarter was 63.9%, an improvement from 62.0% in the fourth quarter of 2011.  For 2012, consolidated gross profit margin was 63.1%, improving from the previous year's gross profit margin of 61.0%.  Consolidated operating expenses for the fourth quarter of 2012 were 47.1% of sales, increasing $789,000 or 8.9% over the same quarter of 2011.  Operating expenses totaled 50.6% of sales for 2012, increasing $4.1 million, or 12.7% over 2011.

Jon Thompson, Chief Executive Officer, commented, "We believe our strategy of expanding the size of our existing stores is working well, as evidenced by our sales growth over the last several years.  In addition, we have been successful in getting more product in our stores while not significantly increasing the back stock held in our central warehouse. Overall, we consider 2012 a very successful year.”

Shannon Greene, Chief Financial Officer and Treasurer, added, “Our goal is to increase sales and earnings over the prior year and we met that goal in 2012.  Gross profit margin and operating margin also increased over last year and all three segments achieved sales gains.  The higher sales and efficient inventory management has resulted in a growing cash balance.”

Financial Outlook:

The following statements are based on TLF's current expectations as of March 12, 2013.  These statements are forward-looking statements and should be read in conjunction with the cautionary information about these statements that appears below.

The Company expects to open 1-2 stores in 2013 in the US.  Estimated consolidated net sales for 2013 will be in the range of $78 to $80 million.  EPS for 2013 are expected to be in the range of $0.69 to $0.72.  Average shares outstanding, both basic and diluted, in 2013 are estimated to be approximately 10.2 million.  The Company assumes an effective tax rate for the year between 36% and 37%.

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 78 Tandy Leather retail stores, located in 37 states and 6 Canadian provinces, and three combination wholesale/retail stores located in the United Kingdom, Australia and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(817) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:
	Quarter Ended 12/31/12		Quarter Ended 12/31/11
	Sales	Oper Inc	Sales	Oper Inc
Wholesale Leathercraft	$7,171,993	$1,692,410	$7,198,979	$1,093,808
Retail Leathercraft	12,522,682	1,780,813	11,107,928	1,798,081
International Leathercraft	943,888	6,978	597,658	(88,879)
Total Operations	$20,638,563	$3,480,201	$18,904,565	$2,803,010

	Year Ended 12/31/12		Year Ended 12/31/11
	Sales	Oper Inc	Sales	Oper Inc
Wholesale Leathercraft	$26,850,002	$3,730,678	$26,540,899	$2,803,034
Retail Leathercraft	42,616,546	5,436,745	37,435,832	4,656,067
International Leathercraft	3,254,076	(23,418)	2,126,216	247,549
Total Operations	$72,720,624	$9,144,005	$66,102,947	$7,706,650

Wholesale Leathercraft	Quarter Ended 12/31/12		Quarter Ended 12/31/11
	# of stores	Sales	# of stores	Sales
Same store sales	29	$6,941,017	29	$6,415,850
Closed store	-	-	-	-
National account group		230,976		783,129
Total Sales – Wholesale Leathercraft	29	$7,171,993	29	$7,198,979

	Year Ended 12/31/12		Year Ended 12/31/11
	# of stores	Sales	# of stores	Sales
Same store sales	29	$25,173,354	29	$23,548,920
Closed store	-	-	-	-
National account group		1,676,648		2,991,979
Total Sales – Wholesale Leathercraft	29	$26,850,002	29	$26,540,899

Retail Leathercraft	Quarter Ended 12/31/12		Quarter Ended 12/31/11
	# of stores	Sales	# of stores	Sales
Same store sales	77	$12,455,607	77	$11,107,928
New store sales	1	67,075	-	-
Total Sales – Retail Leathercraft	78	$12,522,682	77	$11,107,928

	Year Ended 12/31/12		Year Ended 12/31/11
	# of stores	Sales	# of stores	Sales
Same store sales	76	$42,108,629	76	$37,263,482
New store sales	2	507,917	1	172,350
Total Sales – Retail Leathercraft	78	$42,616,546	77	$37,435,832

International Leathercraft	Quarter Ended 12/31/12		Quarter Ended 12/31/11
	# of stores	Sales	# of stores	Sales
Same store sales	2	$825,758	2	$597,658
New store sales	1	118,130	-	-
Total Sales – Intl Leathercraft	3	$943,888	2	$597,658

	Year Ended 12/31/12		Year Ended 12/31/11
	# of stores	Sales	# of stores	Sales
Same store sales	1	$2,075,482	1	$2,020,592
New store sales	2	1,178,594	1	105,624
Total Sales – Intl Leathercraft	3	$3,254,076	2	$2,126,216

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011

	Three Months		Twelve Months
	2012 (unaudited)	2011	2012 (unaudited)	2011
NET SALES	$20,638,563	$18,904,565	$72,720,624	$66,102,947

COST OF SALES	7,443,494	7,175,786	26,814,950	25,765,788

Gross Profit	13,195,069	11,728,779	45,905,674	40,337,159

OPERATING EXPENSES	9,714,868	8,925,769	36,761,669	32,630,509

INCOME FROM OPERATIONS	3,480,201	2,803,010	9,144,005	7,706,650

Interest expense	64,683	62,891	240,934	248,576
Other, net	17,212	(1,653)	(42,574)	(83,428)
Total other expense	81,895	61,238	198,360	165,148

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,398,306	2,741,772	8,945,645	7,541,502

PROVISION FOR INCOME TAXES	1,196,750	1,045,209	3,349,575	2,787,533

NET INCOME FROM OPERATIONS	2,201,556	1,696,563	5,596,070	4,753,969

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	-	-	-	(1,368)

NET INCOME	$2,201,556	$1,696,563	$5,596,070	$4,752,601

NET INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE:
Basic	$0.22	$0.17	$0.55	$0.47
Diluted	$0.22	$0.17	$0.55	$0.47

NET INCOME PER COMMON SHARE:
Basic	$0.22	$0.17	$0.55	$0.47
Diluted	$0.22	$0.17	$0.55	$0.47

Weighted Average Number of Shares Outstanding:
Basic	10,159,877	10,156,442	10,157,395	10,156,442
Diluted	10,178,759	10,166,658	10,175,346	10,182,098

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	12/31/12 (unaudited)	12/31/11
ASSETS
CURRENT ASSETS:
Cash	$7,705,182	$10,765,591
Short-term investments, including certificates of deposit	-	423,893
Accounts receivable-trade, net of allowance for doubtful accounts
of $112,000 and $81,000 in 2012 and 2011, respectively	822,772	1,328,579
Inventory	25,862,784	19,940,251
Deferred income taxes	349,478	281,251
Other current assets	929,913	948,459
Total current assets	35,670,129	33,688,024

PROPERTY AND EQUIPMENT, at cost	17,574,895	14,999,826
Less accumulated depreciation and amortization	(5,630,305)	(4,700,476)
	11,944,590	10,299,350

GOODWILL	990,725	987,009
OTHER INTANGIBLES, net of accumulated amortization of
$552,000 and $539,000 in 2012 and 2011, respectively	145,533	187,292
OTHER assets	336,695	341,240
	$49,087,672	$45,502,915

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,612,627	$1,622,697
Accrued expenses and other liabilities	5,928,798	4,641,191
Income taxes payable	113,705	638,897
Current maturities of long-term debt	202,500	202,500
Total current liabilities	7,857,630	7,105,285

DEFERRED INCOME TAXES	806,525	858,829

LONG-TERM DEBT, net of current maturities	2,902,500	3,105,000
COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares
authorized, none issued or outstanding	-	-
Common stock, $0.0024 par value; 25,000,000 shares
authorized, 11,156,065 and 11,150,065 shares issued at 2012 and 2011,
10,162,442 and 10,156,442 outstanding at 2012 and 2011, respectively	26,775	26,760
Paid-in capital	5,767,508	5,736,543
Retained earnings	34,241,875	31,181,936
Treasury stock at cost (993,623 shares at 2012 and 2011)	(2,894,068)	(2,894,068)
Accumulated other comprehensive income	378,927	382,630
Total stockholders' equity	37,521,017	34,433,801
	$49,087,672	$45,502,915

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011

	2012 (unaudited)	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,596,070	$4,752,601
Income(loss) from discontinued operations	-	(1,368)
	5,596,070	4,753,969
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	1,068,226	1,016,561
Loss on disposal or abandonment of assets	21,092	84,168
Non-cash stock-based compensation	10,000	33,156
Deferred income taxes	(120,531)	256,544
Other	(15,227)	(106,345)
Net changes in assets and liabilities, net of effect of business acquisitions:
Accounts receivable-trade, net	505,807	(74,940)
Inventory	(5,922,533)	295,777
Income taxes	(525,192)	84,216
Other current assets	18,546	107,742
Accounts payable-trade	(10,070)	374,876
Accrued expenses and other liabilities	1,287,607	(252,045)
Total adjustments	(3,682,275)	1,819,710
Net cash provided by continuing operating activities	1,913,795	6,573,679
Cash used in discontinued operating activities	-	(1,067)
Net cash provided by operating activities	1,913,795	6,572,612

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,686,221)	(1,100,523)
Purchases of certificates of deposit	-	(87,893)
Proceeds from sales or maturities of certificates of deposit	423,893	1,285,593
Proceeds from sale of assets	1,230	26,263
Decrease (increase) in other assets	4,545	(21,707)
Net cash (used in) provided by continuing investing activities	(2,256,553)	101,733
Cash provided by discontinued investing activities	-	-
Net cash (used in) provided by investing activities	(2,256,553)	101,733

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable and long-term debt	(202,500)	(202,500)
Payments on capital lease obligations	-	-
Payment of dividend	(2,536,131)	-
Repurchase of common stock (treasury stock)	-	-
Proceeds from issuance of common stock and warrants	20,980	-
Net cash used in continuing financing activities	(2,717,651)	(202,500)
Cash provided by discontinued financing activities	-	-
Net cash used in financing activities	(2,717,651)	(202,500)

NET (DECREASE) INCREASE IN CASH	(3,060,409)	6,471,845

CASH, beginning of period	10,765,591	4,293,746

CASH, end of period	$7,705,182	$10,765,591

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$240,934	$248,576
Income tax paid during the period, net of (refunds)	4,004,510	2,437,701